Exhibit F-3



                                                March 19, 1998


             Securities and Exchange Commission
             450 Fifth Street, N.W.
             Washington, D.C.  20549

             Re:  National Fuel Gas Company, et al.
                  Form U-1 Application/Declaration (File No. 70-9153)
                  ---------------------------------------------------

             Ladies and Gentlemen:

                       This opinion relates to the Joint Application-
             Declaration, filed on December 10, 1997, as heretofore amended (as amended, the "Application-Declaration"), under the Public Utility Holding Company Act of 1935, as amended ("Holding Company Act"), by National Fuel Gas Company ("National"), and each of its wholly-owned subsidiaries, National Fuel Gas Distribution Corporation ("Distribution"), Seneca Resources Corporation, National Fuel Gas Supply Corporation, National Fuel Resources, Inc., Utility Constructors, Inc., Horizon Energy Development, Inc., Highland Land & Minerals, Inc., Data-Track Account Services, Inc., Leidy Hub, Inc., Seneca Independence Pipeline Company, Niagara Independence Marketing Company and Niagara Energy Trading Inc. The subsidiaries listed above are collectively referred to as the "Subsidiaries."
             I serve as counsel for National and the Subsidiaries. The Subsidiaries, excluding Distribution, are collectively referred to as the "Non-Utility Subsidiaries."

                       The Application-Declaration seeks authorization,
             from the effective date of the order of the Securities and Exchange Commission ("Commission") with respect to the Application-Declaration through December 31, 2002, or such longer period specified in the Application-Declaration, in each case, to the extent such transactions are not exempt from the Holding Company Act or otherwise authorized or permitted by rule, regulation or order of the Commission issued thereunder, for certain transactions, including for:

                       (a) The issuance and sale by National of not to exceed at any one time $750,000,000 aggregate principal amount of short-term debt securities ("National Short-Term Debt"), including commercial paper, borrowings under credit facilities, and other forms of short-term financing, all as described in the Application Declaration;

                       (b) The issuance and sale by National of not to exceed at any one time $2,000,000,000 of long-term securities, including (i) long-term debt securities ("National Long-Term Debt" and, together with the National Short-Term Debt, "National Debt") and (ii) equity securities, including National's common stock, $1 par value, and the rights appurtenant thereto, preferred stock and other preferred securities (together, "National Equity Securities"), all as described in the Application-Declaration;

                       (c) National to enter into hedging transactions ("Hedge Transactions"), with respect to all or a portion of its existing or anticipated financings, with one or more counterparties (each, a "Counterparty"), as described in the Application Declaration;

                       (d) The continuation of a money pool ("Money Pool") for National and its Subsidiaries and for borrowings by Distribution from the Money Pool ("Distribution Short-Term Debt"), as described in the Application-Declaration;

                       (e)  The issuance by Distribution of up to
             $250,000,000 aggregate principal amount of debt securities ("Distribution Long-Term Debt" and, together with the Distribution Short-Term Debt, "Distribution Debt"), as described in the Application-Declaration;

                       (f)  (i) National and the Non-Utility
             Subsidiaries (a) to organize financing entities, and (b) to acquire voting interests or equity securities of their respective financing entities ("Financing Entity Securities"), (ii) National to issue debentures or other evidences of indebtedness ("Financing Entity Debt") to its financing entities, (iii) National to enter into guarantees and expense agreements in an aggregate amount of up to $250,000,000 with its financing entities and (iv) such financing entities to issue securities to third parties, each as described in the Application-Declaration; and

                       (g)  National to guarantee securities of its
             Subsidiaries and provide credit support with respect to certain other obligations of its Subsidiaries, subject to a maximum aggregate limitation on such guarantee authority at any one time of $2,000,000,000, as described in the Application-Declaration.

                       The transactions described in paragraphs (a)-(g)
             above are referred to as the "Proposed Transactions." The Application-Declaration also relates to certain other transactions over which National and the Subsidiaries have asked that the Commission reserve jurisdiction.

                       Based upon the foregoing and subject to the
             qualifications and assumptions hereinafter specified, I am of the opinion that:

                       1.   The Subsidiaries are corporations duly
             organized and validly existing under the laws of their respective jurisdictions of incorporation.

                       2.   If (i) the Proposed Transactions are
             consummated as contemplated by the Application-Declaration and in accordance with the terms of the order or orders of the Commission with respect thereto, and, with respect to any securities registered with the Commission pursuant to the Securities Act of 1933, as amended, the registration statement relating to such securities; (ii) the Boards of Directors of National and the Subsidiaries, as the case may be, or duly appointed and authorized committees thereof, or, in the case of certain securities, duly elected and authorized officers thereof, approve and authorize, (a) each Proposed Transaction involving National or a Subsidiary, as the case may be, and (b) each plan, agreement, amendment, indenture, mortgage, deed of trust, supplemental indenture, officer's certificate, guarantee and any and all other documents (together, "Operative Documents") to be used in connection with the respective Proposed Transaction; (iii) each Operative Document (a) has been duly executed and delivered and, to the extent required, filed by National, (b) if applicable, has been duly authorized, executed and delivered by, and shall be legal, valid and binding obligations of, each other party to such Operative Document, including each Counterparty, and (c) shall have become effective; (iv) each security to be issued pursuant to the Proposed Transactions shall have been duly executed, authenticated and delivered, as appropriate, for the consideration contemplated; (v) the issuance of securities by Distribution shall have been authorized by the Public Service Commission of the State of New York and the Pennsylvania Public Utility Commission, if such authorization shall have been required; (vi) each financing entity shall be duly organized and validly existing under the laws of its jurisdiction of organization and each Financing Entity Security shall be a valid and binding obligation of the respective financing entity enforceable in accordance with its terms; and (vii) no act or event other than as described herein shall have occurred subsequent to the date hereof which would change the opinions expressed herein:

                       (a) All state laws applicable to the Proposed Transactions involving the Subsidiaries as described in the Application-Declaration will have been complied with;

                       (b)  The Distribution Debt and the Financing
             Entity Debt issued by any Subsidiary will be valid and binding obligations of Distribution or such Subsidiary enforceable in accordance with their respective terms, subject as to enforceability to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights and remedies, and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) including, without limitation (x) the possible unavailability of specific performance, injunctive relief or any other remedy, and (y) concepts of materiality, commercial reasonableness, good faith, fair dealing and equitable subordination;

                       (c) National or any Non-Utility Subsidiary, as the case may be, will legally acquire the Financing Entity Securities; and

                       (d)  The consummation of the Proposed
             Transactions as described in the Application-Declaration will not violate the legal rights of the holders of any securities issued National or any Subsidiary.

                       I am a member of the New York Bar and do not hold
             myself out as an expert on the laws of any other state. Although I am not a member of the Bar of the Commonwealth of Pennsylvania or the State of Delaware, I have studied the relevant laws of those states in order to render certain of the opinions set forth above. Accordingly, this opinion is expressly limited to the laws of such jurisdictions as they relate to the matters covered herein.

                       I hereby consent to the use and filing of this
             opinion as an exhibit to the Application-Declaration.


                                           Very truly yours,

                                           /s/ Anna Marie Cellino

                                           Anna Marie Cellino